SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 17, 2003

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	(Commission File No.) 001-31297	04-3474810 (IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)		02116 (Zip Code)
(617) 247-2200 (Registrant’s telephone number, including area code)

Item 5.            Other Events

On December 16, 2003, Heritage Property Investment Trust, Inc. (the “Company”) issued a press release announcing that that it had completed a public offering (the “Public Offering”) of 3,500,000 shares of common stock at $28.27 per share, after the underwriting discount.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  The Public Offering will be completed pursuant to an Underwriting Agreement, dated December 15, 2003, by and among Deutsche Bank Securities Inc., the underwriter of the Public Offering, the Company, and The Prudential Insurance Company of America and its affiliate, both selling stockholders in the Public Offering.  The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

99.1         Heritage Property Investment Trust, Inc. press release dated December 16, 2003.

99.2         Underwriting Agreement dated December 15, 2003, by and among Deutsche Bank Securities Inc., Heritage Property Investment Trust, Inc., The Prudential Insurance Company of America and PIM Foreign Investments, Inc. (incorporated by reference into Registration Statements Nos. 333-109539 and 333-109538 and all amendments thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 17, 2003